Exhibit 99.1

Rafael Holdings Reports Third Quarter Fiscal 2024 Financial Results

Strategically focused on generating shareholder value by advancing our portfolio and identifying attractive investment opportunities with substantive upside potential

NEWARK, NJ – June 14, 2024 (GLOBE NEWSWIRE) - Rafael Holdings, Inc. (NYSE: RFL), today reported its financial results for the third quarter and the first nine months of fiscal 2024 ended April 30, 2024.

“During fiscal 2024, we have continued to develop our existing portfolio while actively evaluating opportunities for strategic investment,” said Bill Conkling, CEO of Rafael Holdings. Bill added, “We are particularly pleased that Cyclo Therapeutics (Nasdaq:CYTH) announced the completion of enrollment in its pivotal Phase 3 study evaluating Trappsol® Cyclo™ for the treatment of Niemann-Pick Disease Type C1, a rare and fatal genetic disease. We are also encouraged by the execution at Day Three Labs, as it began generating revenue by reimagining existing cannabis offerings with pharmaceutical-grade technology to bring to market better, cleaner, more precise, and predictable products.”

Rafael Holdings, Inc. Third Quarter Fiscal Year 2024 Financial Results

As of April 30, 2024, we had cash, cash equivalents and marketable securities of $72.4 million.

For the three months ended April 30, 2024, we recorded a net loss from continuing operations attributable to Rafael Holdings of $32.4 million, or $1.36 per diluted share, versus a net loss from continuing operations of $1.4 million, or $0.06 per diluted share, in the year ago period. The net loss reported during the third quarter was driven by an in-process research and development expense of $89.9 million, offset by a recovery of receivables from Cornerstone of $31.3 million due to the Company’s additional investment in Cornerstone during Q3, which for accounting purposes was treated as the acquisition of Cornerstone. During the second quarter of 2024, we increased our investment in Day Three Labs and now hold a majority interest in the company with 79% of the shares outstanding and began consolidating its financial results in January 2024. Also, for the three months ended April 30, 2024, we recognized a $4.4 million unrealized loss on our investment in Cyclo Therapeutics.

For the three months ended April 30, 2024, research and development expenses were $1.5 million compared to $0.7 million in the year ago period. The year over year increase relates to new activity at Cornerstone and Day Three Labs.

For the three months ended April 30, 2024, general and administrative expenses were $1.9 million. For the same period in the prior year, general and administrative expenses were $2.3 million. The decrease is primarily due to the decreases in payroll and payroll related expenses.

Rafael Holdings, Inc. First Nine Months Fiscal Year 2024 Financial Results

For the nine months ended April 30, 2024, we recorded a net loss from continuing operations attributable to Rafael Holdings of $29.9 million, or $1.26 per diluted share, versus a net loss from continuing operations of $9.6 million, or $0.42 per diluted share, in the year ago period. The net loss recorded during the first three quarters of fiscal 2024 was driven by an in-process research and development expense of $89.9 million, a loss of $1.6 million on our initial investment in Day Three Labs, offset by a recovery of receivables from Cornerstone of $31.3 million and an unrealized gain of $3.2 million on our investment in Cyclo Therapeutics. During the second quarter of 2024, we increased our investment in Day Three Labs and now hold a majority interest in the company with 79% of the shares outstanding and we began reporting consolidated financial results in January 2024.

For the nine months ended April 30, 2024, research and development expenses were $2.6 million compared to $5.0 million in the year ago period. The year over year reduction is due to the winding down of early-stage programs, including at Barer Institute.

For the nine months ended April 30, 2024, general and administrative expenses were $6.5 million. For the same period in the prior year, general and administrative expenses were $7.5 million. The decrease was primarily related to a decrease in non-cash stock-based compensation and payroll expenses.

About Rafael Holdings, Inc.

Rafael Holdings is a holding company with interests in clinical and early-stage pharmaceutical companies, including a majority investment in Cornerstone Pharmaceuticals, Inc., formerly known as Rafael Pharmaceuticals Inc., a cancer metabolism-based therapeutics company, a majority equity interest in LipoMedix Pharmaceuticals Ltd., a clinical stage pharmaceutical company, the Barer Institute Inc., a wholly-owned preclinical cancer metabolism research operation, an investment in Cyclo Therapeutics Inc. (Nasdaq: CYTH), a clinical-stage biotechnology company dedicated to developing life-changing medicines for patients and families living with challenging diseases through its lead therapeutic asset, Trappsol® Cyclo™, a majority investment in Day Three Labs, Inc., a company which reimagines existing cannabis offerings with pharmaceutical-grade technology and innovation like Unlokt™ to bring to market better, cleaner, more precise and predictable products in the cannabis industry, and a majority interest in Rafael Medical Devices, LLC, an orthopedic-focused medical device company developing instruments to advance minimally invasive surgeries. The Company’s primary focus is to expand our investment portfolio through opportunistic and strategic investments including therapeutics which address high unmet medical needs.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding our expectations surrounding the potential, safety, efficacy, and regulatory and clinical progress of our product candidates; plans regarding the further evaluation of clinical data; and the potential of our pipeline, including our internal cancer metabolism research programs. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, those disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2023, and our other filings with the SEC. These factors could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Contact:

Barbara Ryan

Barbara.ryan@rafaelholdings.com

(203) 274-2825

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RAFAEL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	April 30, 2024	July 31, 2023
ASSETS	(Unaudited)

CURRENT ASSETS
Cash and cash equivalents	$7,436	$21,498
Available-for-sale securities	64,941	57,714
Interest receivable	541	387
Convertible note receivable, related party	—	1,921
Accounts receivable, net of allowance for doubtful accounts of $245 at April 30, 2024 and July 31, 2023	443	213
Prepaid expenses and other current assets	445	914
Investment in equity securities	—	294
Total current assets	73,806	82,941

Property and equipment, net	2,156	1,695
Investments – Other Pharmaceuticals	—	65
Investments – Hedge Funds	2,366	4,984
Investment – Day Three	—	2,797
Investments – Cyclo Therapeutics Inc.	15,172	4,763
Convertible note receivable	1,053	—
Goodwill	3,571	—
Intangible assets, net	1,851	—
In-process research and development	1,575	1,575
Other assets	73	9
TOTAL ASSETS	$101,623	$98,829

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$2,571	$333
Accrued expenses	1,745	763
Convertible notes	614	—
Other current liabilities	168	1,023
Due to related parties	743	26
Installment note payable	1,700	—
Total current liabilities	7,541	2,145

Accrued expenses, noncurrent	2,826	—
Convertible notes, noncurrent	71	—
Deferred income tax liabilities, net	613	—
Other liabilities	13	55
TOTAL LIABILITIES	$11,064	$2,200

COMMITMENTS AND CONTINGENCIES

EQUITY
Class A common stock, $0.01 par value; 35,000,000 shares authorized, 787,163 shares issued and outstanding as of April 30, 2024 and July 31, 2023	8	8
Class B common stock, $0.01 par value; 200,000,000 shares authorized, 23,983,519 issued and 23,677,559 outstanding (excluding treasury shares of 101,487) as of April 30, 2024, and 23,635,709 shares issued and 23,490,527 shares outstanding as of July 31, 2023	238	236
Additional paid-in capital	279,636	264,010
Accumulated deficit	(197,275)	(167,333)
Treasury stock, at cost; 101,487 and 0 Class B shares as of April 30, 2024 and July 31, 2023, respectively	(168)	—
Accumulated other comprehensive loss related to unrealized loss on available-for-sale securities	(38)	(353)
Accumulated other comprehensive income related to foreign currency translation adjustment	3,699	3,725
Total equity attributable to Rafael Holdings, Inc.	86,100	100,293
Noncontrolling interests	4,459	(3,664)
TOTAL EQUITY	90,559	96,629

TOTAL LIABILITIES AND EQUITY	$101,623	$98,829

RAFAEL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(in thousands, except share and per share data)

	(unaudited)		(unaudited)
	Three Months Ended April 30,		Nine Months Ended April 30,
	2024	2023	2024	2023
Revenues	$336	$71	$472	$211

Cost of infusion technology revenue	85	-	85	-
G&A Expenses	1,923	2,343	6,524	7,537
R&D Expenses	1,526	740	2,627	5,046
In-process research and development expense	89,861	-	89,861	-
Depreciation and amortization	102	19	157	60
Operating Loss	(93,161)	(3,031)	(98,782)	(12,432)
Interest income	502	1,531	1,777	2,301
Impairment of investments - Other Pharmaceuticals	-	(128)	-	(351)
Loss on initial investment in Day Three upon acquisition	-	-	(1,633)	-
Realized gain on available-for-sale securities	945	-	1,521	154
Realized loss on investment in equity securities	-	-	(46)	-
Realized gain on investment - Cyclo Therapeutics Inc.	-	-	424	-
Unrealized (loss) gain on investment - Cyclo Therapeutics Inc.	(4,395)	-	3,199	-
Unrealized (loss) gain on investment - Hedge Funds	(3)	(131)	(118)	120
Recovery of receivables from Cornerstone Pharmaceuticals	31,305	-	31,305	-
Interest expense	(85)	-	(85)	-
Other income	-	-	118	-
Loss before incomes taxes from continuing operations	(64,892)	(1,759)	(62,320)	(10,208)
Benefit from income taxes	2,599	269	2,593	259
Equity in loss of Day Three	-	-	(422)	-
Consolidated net loss from continuing operations	(62,293)	(1,490)	(60,149)	(9,949)

Discontinued Operations
Loss from discontinued operations related to 520 Property	-	-	-	(241)
Gain on disposal of 520 Property	-	-	-	6,784
Income from discontinued operations	-	-	-	6,543

Consolidated net loss	(62,293)	(1,490)	(60,149)	(3,406)
Net loss attributable to noncontrolling interests	(29,942)	(53)	(30,207)	(311)
Net loss attributable to Rafael Holdings, Inc.	$(32,351)	$(1,437)	$(29,942)	$(3,095)

Continuing operations loss per share
Net loss from continuing operations	$(62,293)	$(1,490)	$(60,149)	$(9,949)
Net loss attributable to noncontrolling interests	(29,942)	(53)	(30,207)	(311)
Numerator for loss per share from continuing operations	$(32,351)	$(1,437)	$(29,942)	$(9,638)

Discontinued operations earnings income per share
Numerator for income from discontinued operations	$-	$-	$-	$6,543

Earnings (loss) per share - Basic and Diluted
Continuing operations	$(1.36)	$(0.06)	$(1.26)	$(0.42)
Discontinued operations	-	-	-	0.28
Total basic loss per common share	$(1.36)	$(0.06)	$(1.26)	$(0.14)

Weighted average number of shares used in calculation of earnings (loss) per share - basic and diluted	23,777,493	23,372,136	23,687,781	23,179,364

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